Slack Technologies, Inc. Prices Upsized Offering of $750 Million 0.50% Convertible Senior Notes due 2025
SAN FRANCISCO, CA, – April 6, 2020 – Slack Technologies, Inc. (NYSE: WORK) announced today the pricing of $750.0 million aggregate principal amount of 0.50% convertible senior notes due 2025 (the “notes”) in a private offering (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering of $600.0 million aggregate principal amount of notes. In connection with the offering, Slack granted the initial purchasers an option to purchase up to an additional $112.5 million aggregate principal amount of notes. The sale is expected to close on April 9, 2020, subject to customary closing conditions.
The notes will bear interest at a rate of 0.50% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2020. The notes will mature on April 15, 2025, unless earlier converted, repurchased or redeemed in accordance with their terms. Prior to January 15, 2025, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. On or after January 15, 2025, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.
Slack may not redeem the notes prior to April 20, 2023. On or after April 20, 2023 and on or before the 21st scheduled trading day immediately before the maturity date, Slack may redeem for cash all or any portion of the notes if the last reported sale price of Slack’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Slack provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Slack provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.
The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of Slack’s Class A common stock or a combination of cash and shares of Slack’s Class A common stock, with the form of consideration determined at Slack’s election. Holders of the notes will have the right to require Slack to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate will initially be 32.2630 shares of Slack’s Class A common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $31.00 per share of Slack’s Class A common stock). The initial conversion price of the notes represents a premium of approximately 27.5% over the last reported sale price of Slack’s Class A common stock of $24.31 per share on April 6, 2020.
When issued, the notes will be Slack’s senior unsecured obligations and will rank senior in right of payment to any of Slack’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of Slack’s liabilities that are not so subordinated; effectively junior in right of payment to any of Slack’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Slack’s subsidiaries.
In connection with the pricing of the notes, Slack entered into capped call transactions with certain of the initial purchasers and/or their respective affiliates and other financial institutions (the “option counterparties”). These capped call transactions are expected generally to reduce the potential dilution to Slack’s Class A common stock upon any conversion of the notes and/or offset any cash payments Slack is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction of potential dilution and/or offset of cash payments subject to a cap. The cap price of the capped call transactions will initially be $48.62 per share, which represents a premium of 100% over the last reported sale price of Slack’s Class A common stock of $24.31 per share on April 6, 2020, and is subject to certain adjustments under the terms of the capped call transactions.
Slack has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to Slack’s Class A common stock concurrently with or shortly after the pricing of the notes and/or purchase shares of Slack’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Slack’s Class A common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Slack’s Class A common stock and/or purchasing or selling Slack’s Class A common stock or other securities of Slack in secondary market transactions from time to time prior to maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Slack on any fundamental change repurchase date, any redemption date, or any other date on which the notes are retired by Slack, in each case, if Slack exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Slack’s Class A common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Slack’s Class A common stock, if any, and value of the consideration that holders will receive upon conversion of the notes.
Further, if any such capped call transactions fail to become effective, whether or not the offering of notes is completed, the option counterparties and/or their respective affiliates may unwind their hedge positions with respect to Slack’s Class A common stock, which could adversely affect the value of Slack’s Class A common stock and, if the notes have been issued, the value of the notes.
Slack estimates that the net proceeds from the offering of notes will be approximately $731.4 million (or approximately $841.3 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Slack. Slack intends to use approximately $91.8 million of the net proceeds from the offering of notes to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes in full, Slack intends to use approximately $13.8 million of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties. Slack intends to use the remaining net proceeds from the offering of notes for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. From time to time, Slack evaluates potential acquisitions and strategic transactions of businesses, technologies or products. However, Slack has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction. These intentions are subject to change.
The notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the Class A common stock, if any, issuable upon conversion of the notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the Class A common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About Slack
Slack has transformed business communication. It’s the leading channel-based messaging platform, used by millions to align their teams, unify their systems, and drive their businesses forward. Only Slack offers a secure, enterprise-grade environment that can scale with the largest companies in the world. It is a new layer of the business technology stack where people can work together more effectively, connect all their other software tools and services, and find the information they need to do their best work. Slack is where work happens.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to: whether Slack will issue the notes; the anticipated use of the net proceeds from the offering; and expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and their respective affiliates. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Slack’s control. Slack’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Slack’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: (i) changes as a result of market conditions or for other reasons, and (ii) the impact of general economic, public health, industry or political conditions in the United States or internationally. All information provided in this press release is as of the date hereof, and Slack undertakes no duty to update or revise this information unless required by law.

Jesse Hulsing
Investor Relations
ir@slack.com

Karesha McGee
Media Relations
pr@slack.com